EXHIBIT 99.3


                     PENNCORE FINANCIAL SERVICES CORPORATION
      PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS, ________________, 1997
                  Solicited On Behalf of the Board of Directors

     The undersigned hereby constitutes and appoints __________________ and __________________, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the annual meeting of shareholders of Penncore Financial Services Corporation ("Penncore") to be held on the ________ day of __________________, 1997, and at any postponement or adjournment thereof, and to vote all of the shares of Penncore which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked below.

     The Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named herein intend to vote FOR the election of the nominee for Class A director listed below, FOR the approval of the Merger Agreement, FOR ratification of the selection of KPMG Peat Marwick LLP as auditors of Penncore for the fiscal year ending December 31, 1997, and FOR adjournment of the Annual Meeting, if necessary, all as described in the accompanying Proxy Statement/Prospectus.

     A majority of such attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain matters described in the Proxy Statement/Prospectus.

(1)  ELECTION OF CLASS A DIRECTOR: Ashton Harvey

     ____ FOR the nominee listed above.    ____ WITHHOLD AUTHORITY to vote
                                                for the nominee listed above.

(2) Approval of the Merger Agreement pursuant to which Penncore will be merged with and into ML Bancorp, Inc. ("Bancorp") and shareholders of Penncore would receive (a) common stock of Bancorp, (b) cash, or (c) a combination of common stock of Bancorp and cash, all as more fully described in the accompanying Proxy Statement/Prospectus.

     ____ FOR     ____ AGAINST


(3) Ratification of the selection of KPMG Peat Marwick LLP, Certified Public Accountants, of Princeton, New Jersey, as the independent auditors of Penncore for the fiscal year ending December 31, 1997.

     ____ FOR     ____ AGAINST

(4) Adjournment of the Annual Meeting, if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to constitute a quorum or to approve the Merger Agreement as more fully described in the accompanying Proxy Statement/Prospectus.

     ____ FOR     ____ AGAINST



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(5)  To  transact  such other  business as may  properly  come before the Annual
     Meeting or any postponement or adjournment thereof.

                                   Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement Prospectus dated ________, 1997, is hereby acknowledged.


                                   _____________________________________________
                                   Signature


                                   _____________________________________________
                                   Signature

                                   Dated: __________________________, 1997

               Please sign exactly as your name or names appears hereon, including any official position or representative capacity.

Please date and sign this proxy and return it promptly in the enclosed postage paid envelope.